Exhibit 1



                   HEMATOCRIT DEVELOPMENT AND OPTION AGREEMENT

     An Agreement made as of the 29th day of August, 1997 by and between InMedica Development Corporation, a Utah corporation doing business at 60 South 600 East, Suite 150, Salt Lake City, Utah 84102 (hereinafter called "InMedica") and Medical Physics, Inc., a Utah corporation doing business at 825 North 300 West, Salt Lake City, Utah 84103 (hereinafter called "Medical Physics").

                                    RECITALS

     Whereas InMedica has previously engaged Medical Physics to conduct certain work on its non-invasive hematocrit project; and

     Whereas the parties now desire to formalize their relationship for further work and to grant certain stock options to Medical Physics;

     Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Options. InMedica hereby grants to Medical Physics options to purchase 54,000 shares of the common stock of InMedica. The options are exercisable for Seventy Three Cents ($.73) per share effective August 29, 1997 for a period of three years. Further, InMedica hereby grants to Medical Physics options to purchase 54,000 additional shares of common stock of InMedica at the option price of $.73 per share which shall become exercisable for a period of three years from the date (not later than May 30, 1998) on which Medical Physics demonstrates a hematocrit measuring device to InMedica which measures human hematocrit with an accuracy of plus or minus 3.5 hematocrit points through all ranges from 20 to 60. Medical Physics shall have the right to assign its options to Dr. Justin Clark and Dr. Ke-shieng Yang, as it may determine.

     2. Consulting Agreement. Medical Physics agrees to render the following services to InMedica within nine months from the date hereof:

1- prepare and submit an application for a $100,000 Small Business Innovative Research grant (the "Phase I Grant") (within 30 days from the date hereof or as soon thereafter as possible). Research pursuant to the grant must be assignable to InMedica and shall be assigned to InMedica by Medical Physics, upon request. If a Phase I Grant is approved, InMedica agrees to match the SBIR funds with up


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to $100,000 to be used as  additional  funds for the  research  and  development project

2- conduct research and use its best efforts to develop a prototype hematocrit measuring device capable of measuring human hematocrit with an accuracy of plus or minus 3.5 hematocrit points through all ranges from 20 to 60 during the six months following execution of this agreement. During such time period, Dr. Justin Clark shall devote at least 50% of his time to the project and Dr. Ke-shieng Yang shall devote at least 80% of his time to the project.

3- conduct clinical trials on the device, if warranted, during the final three months of this agreement

4- cooperate with the Company's patent attorneys in filing for patent rights on the technology developed including execution of assignments required to document the Company's ownership of inventions resulting from the research and development; copies of assignments as to certain technology developed to date and which are being executed concurrently herewith are attached hereto as Exhibit A

5- The parties agree that InMedica is authorized to use existing technology of Medical Physics where such technology is incorporated into the hematocrit device. However the rights to such technology is to be restricted to the domain of InMedica's hematocrit device

6- make presentations regarding the technology to persons or entities approved by InMedica

7- all technology developed under this agreement shall be the property of InMedica

In consideration of the services rendered, InMedica agrees to pay Medical Research $100,000 in nine equal payments of $11,111.11 beginning in September, 1997 and to reimburse Medical Research for its reasonable out of pocket research and development expenses (excluding overhead) and, where approved in advance by InMedica, its travel expenses.

     4.  Confidentiality.   Medical  Physics  and  its  owners  consultants  and
employees agree to be bound by the Confidentiality and Non-competition agreement a copy of which is attached hereto as Exhibit B

     5.  Term.   This  agreement  shall continue for a period of nine months and may be renewed thereafter by mutual agreement of the parties.

     6. General. (a) This agreement contains the entire agreement between the parties on the subject matter (including those agreements expressly incorporated herein by reference) and can only be changed or modified by written agreement between the parties.

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(b)Any notices or other communications under this agreement shall be in writing, shall be deemed to have been legally given and delivered when sent certified mail, return receipt requested to the addresses set forth above.

(c)In the event any provision or any part of any provision of this agreement shall be held invalid, illegal or unenforceable, such holding shall not affect any other provision or any part of the same provision which can be given effect without the invalid provision or any part thereof.

(d)This agreement may be executed in one or more counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)Any party hereto found by a court of competent jurisdiction to have breached this agreement shall be liable to the prevailing party for costs and attorneys fees.

IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

                                             INMEDICA DEVELOPMENT CORPORATION

                                             /s/ Larry E. Clark
                                             -----------------------------------
                                             By Larry E. Clark, President



                                             MEDICAL PHYSICS, INC.

                                             /s/ Justin S. Clark
                                             -----------------------------------
                                             Justin S. Clark, President

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